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                                                               Exhibit 23.2

                                   CONSENT OF
                       MORGAN STANLEY & CO. INCORPORATED

                                                               May 26, 1999

Wyndham International, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207

Dear Sirs:

   We refer to the Registration Statement (the "Registration Statement") of Wyndham International, Inc. ("Wyndham") on Form S-4, with respect to (i) the shares of common stock of Wyndham, par value $0.01 per share ("Wyndham Common Stock"), to be issued to stockholders of Patriot American Hospitality, Inc. ("Patriot") in connection with the merger of a subsidiary of Wyndham with Patriot and (ii) shares of Wyndham Common Stock that may be issued to the holders of the currently outstanding series A and B preferred stock of Wyndham, each series having a par value of $0.01 per share, in an exchange offer.

   We hereby consent to the inclusion in the Registration Statement of our opinion letter appearing as Annex E to the Prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                                 /s/ Mahmoud Mamdani
                                          By: _________________________________

                                          Name:Mahmoud Mamdani

                                          Title:Managing Director